EXHIBIT 99.2

LOGO                          U.S. Department of Justice
                              United States Attorney
                              Northern District of Georgia
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                              Telephone: (404) 331-6954
                              Suite 1800 Richard Russell Building
                              75 Spring Street, S.W.
FOR IMMEDIATE RELEASE         Atlanta, Georgia 30335
June 22, 1994

                         NEWS RELEASE

      Gerrilyn G. Brill, First Assistant United States Attorney for the Northern District of Georgia, and Richard A. Easley, Special Agent in Charge, Defense Criminal Investigative Service, announced today that a federal grand jury in Atlanta has indicted LOCKHEED CORPORATION, and two of its executives, ALLEN R. LOVE, and SULEIMAN A. NASSAR, on charges of violating the Foreign Corrupt Practices Act, and conspiring to violate the act, as well as conspiring to commit wire fraud and to impair and impede agencies of the United States Department of Defense. The indictment also charges defendant ALLEN R. LOVE with committing perjury before the federal grand jury.

     The indictment charges that LOCKHEED, acting through a number of high level executives and other employees, retained a consultant in Egypt, Dr. Leila I. Takla, to use her influence with the Egyptian government officials in an effort to assist LOCKHEED in procuring a contract for the sale of three C-130 Hercules Aircraft to Egypt in 1989 for a purchase price of $79,983,575.00. The indictment alleges that Takla was a member of the Egyptian Parliament at the time of the contract negotiations and that she was paid over $1 million by LOCKHEED, in the form of retainer payments and a termination fee. The indictment also charges that LOCKHEED
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executives created and maintained in LOCKHEED's records certain false and fraudulent documents pertaining to the consulting relationship in an effort to conceal the true identity of the consultant. Finally, the indictment charges defendant ALLEN R. LOVE with committing perjury when he advised the grand jury that Dr. Takla had no significant involvement with the entity know as Dr. Leila I. Takla, Inc.

     The indictment alleges that defendant ALLEN R. LOVE was based in Marietta, Georgia, at the offices of Lockheed Aeronautical Systems Company, and unincorporated division of defendant LOCKHEED CORPORATION. LOVE held the position of Director of Middle East and North Africa Sales. The indictment also alleges that defendant SULEIMAN A. NASSAR was based in Geneva, Switzerland, and was the Regional Vice President of Lockheed Corporation International, S.A., which was a wholly owned subsidiary of defendant LOCKHEED CORPORATION.

     Each of the charges carries a maximum penalty of five years imprisonment. Under the alternative fine provisions of the United States Code, any person or entity deriving pecuniary gain from an offense may be fined no more than twice the gross gain from such activity.

     This indictment is the result of an investigation conducted by Special Agents of the Defense Criminal Investigative Service, with assistance from the Defense Contract Audit Agency, the Swiss Ministry of Justice, the Egyptian Ministry of Justice, and the Office of the Egyptian Judge Advocate General for the Cairo District. The lead agent on the investigation is DCIS Special
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Agent Chris Amato; the prosecution is being handled by Assistant
United States Attorney Martin J. Weinstein.

     LOCKHEED CORPORATION cooperated with the United States
Attorney's Office in its efforts to gather documents during the course of the investigation.

     For further information, please contact Gerrilyn G. Brill, First Assistant United States Attorney, at (404) 331-4960 or John
S. Davis, Chief, Criminal Division, at (404) 331-4230.

     Members of the public are reminded that the indictment contains only charges. The defendants are presumed innocent of the charges, and it will be the government's burden to prove their guilt beyond a reasonable doubt at trial.

     A copy of the indictment is available upon request.